EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Form S-8 or our report dated April 10, 2002 relating to the consolidated financial statements of NuWay Medical, Inc. (then known as NuWay Energy, Inc.) as of December 31, 2001, which report appears in December 31, 2002 annual report on Form 10-KSB of NuWay Medical, Inc.


Very Truly Yours,


/s/  Shubitz Rosenbloom & Co., P.A.
Certified Public Accountant
March 8, 2004